UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of the earliest event reported)	February 9, 2011

HOLLYWOOD MEDIA CORP.
(Exact Name of Registrant as Specified in Its Charter)

Florida	1-14332	65-0385686
(State or Other Jurisdiction of Incorporation)	(Commission File	(IRS Employer Identification No.)

2255 Glades Road, Suite 221A, Boca Raton, Florida	33431
(Address of Principal Executive Offices)	(Zip Code)

(561) 998-8000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Hollywood Media Corp. (the “Company”) announced that, as a result of the downsizing of the Company following the sale of the Company’s Broadway Ticketing Division, the Company and Scott Gomez, the Company’s Chief Accounting Officer, have mutually agreed not to renew the employment agreement of Mr. Gomez.  Mr. Gomez intends to remain with the Company as its Chief Accounting Officer through the Company’s filing of its Annual Report on Form 10-K for the year ended December 31, 2010 and its Quarterly Report on Form 8-K for the quarter ended March 31, 2011.  Mr. Gomez’s employment with the Company will terminate effective June 15, 2011.  The Company’s Controller, Anna Birnbaum, 48, a certified public accountant who has been with the Company for the last ten years and has served as the Company’s Controller since 2004, will become the Chief Accounting Officer of the Company on June 15, 2011.

SECTION 9 - Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transactions.

Not applicable.

(d)           Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hollywood Media Corp.
Date: February 14, 2011
/s/ Mitchell Rubenstein
Name: Mitchell Rubenstein
Title: Chief Executive Officer